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                                                                    EXHIBIT 8(d)

                     FORM OF ADDENDUM TO CUSTODY AGREEMENT


     The Custody Agreement, made the 17th day of December, 1990, (and subsequently amended heretofore), between PIMCO Funds: Multi-Manager Series, formerly PIMCO Funds: Equity Advisors Series (the "Trust"), a Massachusetts business trust having its principal place of business at 840 Newport Center drive, Suite 360 Newport Beach, CA 92660, PIMCO Advisors L.P., a limited partnership having its principal place of business at 800 Newport Center Drive, Newport Beach, California 92660 ("PALP"), and Investors Fiduciary Trust Company("IFTC"), a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this __________ day of __________, 199_.

                                  WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Trust has appointed IFTC as Custodian and IFTC has accepted such appointment; and

     WHEREAS, the Trust currently consists of multiple separate series, including those series designated as the PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Renaissance Fund, PIMCO Growth Fund, PIMCO Core Equity Fund, PIMCO Target Fund, PIMCO Mid Cap Equity Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Tax-managed Structured Emerging Markets Fund, PIMCO Emerging Markets Fund, PIMCO International Developed Fund, PIMCO International Fund, PIMCO International Growth Fund, PIMCO Balanced Fund, and PIMCO Precious Metals Fund (each a "Fund"); and

     WHEREAS, the Trust intends to establish two additional series to be designated as the PIMCO International Growth Fund and PIMCO Tax-Managed Structured Emerging Markets Fund (the "New Funds"); and

     WHEREAS, the Trust desires to appoint IFTC as Custodian for the New Funds on the terms set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, IFTC is willing to accept such appointment;
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     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Trust hereby constitutes and appoints IFTC as custodian with respect to the New Funds, which, in addition to all other Funds previously established by the Trust, shall each be deemed as a Fund under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in paragraph seven (7) ("Compensation") of the Agreement and in the Fee Schedule ("Exhibit B") attached thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                   PIMCO FUNDS:
                                   MULTI-MANAGER SERIES

Attest:                            By:
       _______________________        _____________________________
       Name:                          Name:
       Title:                         Title:

                                   PIMCO ADVISORS
                                   PIMCO ADVISORS L.P.


Attest:                            By:
       ______________________         _____________________________
       Name:                          Name:
       Title:                         Title:


                                   INVESTORS FIDUCIARY
                                   TRUST COMPANY


Attest:                            By:
       ______________________         _____________________________
       Name:                          Name:
       Title:                         Title:

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